QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-145544 on Form S-3 and No. 333-130756 on Form S-8 of our report dated December 11, 2007 relating to the consolidated financial statements and financial statement schedule of Aviza Technology, Inc., appearing in this Annual Report on Form 10-K of Aviza Technology, Inc. for the year ended September 28, 2007.

/s/ Deloitte & Touche LLP
San Jose, California
December 11, 2007

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM